Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Freeline Therapeutics Holdings plc of our report dated May 6, 2020 relating to the balance sheet of Freeline Therapeutics Holdings plc (formerly Freeline Therapeutics Holdings Limited), appearing in Registration Statement (File No. 333-239938) on Form F-1 of Freeline Therapeutics Holdings plc.

Deloitte LLP

/s/ Deloitte LLP

Reading, United Kingdom

August 7, 2020